FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) May 1, 2015

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-29373	33-0836954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 32963 Calle Perfecto
San Juan Capistrano, California 92675
(Address of principal executive offices and Zip Code)

(949) 234-1999
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our two wholly-owned subsidiaries, Seychelle Water Technologies, Inc. and Fill 2 Pure International, Inc., also both Nevada corporations.

Item 5.02 Departure of Director and Appointment of Director and Officers.

Effective April 30, 2015, Mr. Richard C. Parsons resigned from all positions at our Company, including his position as a Director and an Officer. We have appointed Carl Palmer to the position of Chief Executive Officer, in addition to his positions as President and Director. We have appointed Ms. Elise Eggett as Secretary and Director as a replacement for Mr. Parsons.
Ms. Eggett joined the Company in April of 2014 as Corporate Controller.  For the past two years prior to joining the Company, she was hired by The New Home Company in Aliso Viejo, CA in August of 2012 as the Assistant Corporate Controller before being promoted to the Southern California Divisional Controller position. Prior to that she was the Manager of Audit Practice at Windes & McClaughry in Irvine CA from November of 2006 to August of 2012. From December of 2005 to November of 2006 she was a Staff Accountant, Audit Practice at CBIZ/Mayer Hoffman McCann in Irvine.
She is a Certified Public Accountant and received her Bachelor of Science, Accounting Degree from Utah Valley University in December of 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description

Exhibit 17.1	Departure of Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: May 1, 2015	By:	/s/ Carl Palmer
Carl Palmer, President